EXHIBIT 23-1


                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333- ) and the related Prospectus-Proxy Statement of HEALTHSOUTH Corporation and Horizon/CMS Healthcare Corporation and to the incorporation by reference therein of our report dated February 24, 1997, except for the first paragraph of Note 15, as to which the date is March 12, 1997, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its annual report (Form 10-K/A Amendment No.
2) for the year ended December 31, 1996 and our report dated August 20, 1997 with respect to the consolidated financial statements of HEALTHSOUTH Corporation included in its Current Report on Form 8-K dated September 25, 1997, filed with the Securities and Exchange Commission.




                                                  ERNST & YOUNG LLP


Birmingham, Alabama
September 18, 1997